UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2023

Activision Blizzard, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard, Building B Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 13, 2023 (the “Closing Date”), Activision Blizzard, Inc., a Delaware corporation (the “Company”), completed the previously announced transaction with Microsoft Corporation, a Washington corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of January 18, 2022 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent and Anchorage Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s issued and outstanding shares of common stock, par value $0.000001 per share (the “Shares”) (other than Shares (i) held by the Company as treasury stock (excluding certain Shares held by a wholly owned subsidiary of the Company, which shares remained outstanding and unaffected by the Merger), (ii) owned by Parent or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (iv) held by stockholders who had neither voted in favor of adoption of the Merger Agreement nor consented thereto in writing and who had properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law, in each case, as of immediately prior to the Effective Time (collectively, the “Excluded Shares”)), was cancelled and automatically converted into the right to receive $95.00 in cash (the “Merger Consideration”), without interest.

In addition, at the Effective Time:

•	Each outstanding option to purchase Shares granted pursuant to the Company’s equity incentive plans (each, a “Company Option”) that (i) was vested as of immediately prior to the Effective Time or (ii) became vested by its terms upon the occurrence of the Effective Time was cancelled and converted into the right to receive the Merger Consideration for each Share that would have been issuable upon exercise of such Company Option immediately prior to the Effective Time, less the applicable option exercise price and any applicable withholding taxes. In the event that the exercise price per Share under any Company Option was equal to or greater than the Merger Consideration (any such Company Option, an “Underwater Option”), such Company Option was cancelled as of the Effective Time without payment therefor and has no further force or effect.

•	Each outstanding award of time-vesting restricted stock units or performance-vesting restricted stock units granted pursuant to the Company’s equity incentive plans (each, a “Company Stock-Based Award”) that (i) was vested as of immediately prior to the Effective Time, (ii) became vested by its terms upon the occurrence of the Effective Time or (iii) was granted to a non-employee member of the Board of Directors of the Company, was, as of the Effective Time, cancelled and converted into the right to receive the Merger Consideration with respect to each Share subject to such Company Stock-Based Award, less any applicable withholding taxes.

•	Each Company Option that was not cancelled and converted and was not an Underwater Option, each, as described above (each, an “Assumed Company Option”) was, as of the Effective Time, converted into a nonqualified stock option granted pursuant to Parent’s 2001 Stock Plan, as amended and restated (the “Parent Stock Plan”), with terms and conditions relating to vesting and exercisability to remain the same with respect to such Company Options subject to time-based vesting and with respect to such Company Options subject to performance-based vesting, converted into time-based vesting Assumed Company Options (determined based on target performance levels) that shall vest at the conclusion of the original performance period, and in respect of a number of shares of common stock of Parent equal to the product (rounded down to the nearest whole share) of (i) the number of Shares subject to such Assumed Company Option as of immediately prior to the Effective Time (determined based on target performance levels, as applicable) multiplied by (ii) a fraction (A) the numerator of which was the Merger Consideration and (B) the denominator of which was the volume weighted average price per share of common stock of Parent on the NASDAQ Global Select Market (“Nasdaq”) for the five consecutive trading days ending with the last trading day ending immediately prior to the Closing Date (such fraction, the “Exchange Ratio”), at an exercise price per share of common stock of Parent equal to (x) the exercise price of such Company Option divided by (y) the Exchange Ratio (rounded up to the nearest whole cent).

•	Each Company Stock-Based Award that was not cancelled and converted as described above (each, an “Assumed Company Stock-Based Award”) was, as of the Effective Time, converted into a stock-based award pursuant to the Parent Stock Plan, with terms and conditions relating to vesting to remain the same with respect to such Company Stock-Based Awards subject to time-based vesting and with respect to such Company Stock-Based Awards subject to performance-based vesting converted into time-based vesting Assumed Company Stock-Based Awards (determined based on target performance levels) that shall vest at the conclusion of the original performance period, and in respect of a number of shares of common stock of Parent equal to the product (rounded down to the nearest whole share) of the number of Shares subject to such Assumed Company Stock-Based Award as of immediately prior to the Effective Time (determined based on target performance levels, as applicable) multiplied by the Exchange Ratio.

•	Notwithstanding the above, generally, all Company Options and Company Stock-Based Awards that would otherwise have constituted Assumed Company Options and Assumed Company Stock-Based Awards, respectively, and that were scheduled to vest within 120 days following the Closing Date were accelerated and became vested as of immediately prior to the Effective Time and were treated as described in the first and second bullets above, respectively.

The foregoing description of the Merger Agreement and the transactions completed pursuant thereto is not complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 19, 2022, and the Letter Agreement, dated as of July 18, 2023, by and among the Company, Parent and Merger Sub, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 19, 2023, both of which are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on the Closing Date, the Company notified Nasdaq that the Merger had been consummated and that each issued and outstanding Share (other than any Excluded Share) had been converted into the right to receive the Merger Consideration, without interest. The Company requested that Nasdaq (i) halt trading of the Shares on Nasdaq prior to the open of trading on the Closing Date, (ii) withdraw the Shares from listing on Nasdaq and (iii) file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Shares are no longer listed on Nasdaq and to apply for the deregistration of the Shares under Section 12(b) of the Exchange Act. As a result, the Shares, which previously traded under the symbol “ATVI”, will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the consummation of the Merger, at the Effective Time, holders of the Shares immediately prior to such time (except as described in Item 2.01 of this Current Report on Form 8-K) ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger and pursuant to the Merger Agreement, each of Reveta Bowers, Kerry Carr, Robert Corti, Brian Kelly, Robert Kotick, Barry Meyer, Robert Morgado, Peter Nolan and Dawn Ostroff resigned and ceased to be directors of the Company and members of any committee or subcommittee of the Company’s Board of Directors as of the Effective Time, and Keith R. Dolliver and Benjamin O. Orndorff, who constituted the directors of Merger Sub as of immediately prior to the Effective Time, became the directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety. A copy of the Fourth Amended and Restated Certificate of Incorporation and Sixth Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 18, 2022, by and among Activision Blizzard, Inc., Microsoft Corporation and Anchorage Merger Sub Inc., as amended, supplemented or otherwise modified from time to time (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2022).

2.2	Letter Agreement, dated as of July 18, 2023, by and among Activision Blizzard, Inc., Microsoft Corporation and Anchorage Merger Sub Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2023).

3.1	Fourth Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc.

3.2	Sixth Amended and Restated Bylaws of Activision Blizzard, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Activision Blizzard, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVISION BLIZZARD, INC.

By:	/s/ Luci Altman
Name: Luci Altman
Title: Senior Vice President, Corporate Governance and Corporate Secretary

Date:	October 13, 2023